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                                     EXHIBIT 2.1

                              ARTICLES OF INCORPORATION


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                             ARTICLES OF INCORPORATION

                                         OF

                     SFG MORTGAGE AND INVESTMENT COMPANY, INC.



     The undersigned, being over the age of eighteen years and acting as incorporator of the corporation under the Washington Business Corporation Act, RCW 23B, adopts by duplicate originals the following Articles of Incorporation for the corporation.

                                      ARTICLE V
                                    CORPORATE NAME

     The name of the corporation is SFG MORTGAGE AND INVESTMENT COMPANY, INC.

                                      ARTICLE VI
                                  TERM OF EXISTENCE

     The corporation shall have perpetual existence.

                                     ARTICLE VII
                                  CORPORATE PURPOSE

     The nature of the business of the corporation and its objects and purposes are:

     A. To engage in the business of making, acquiring, buying and selling real estate loans, real estate contracts and other obligations secured by real estate and to acquire, hold for investment, buy and sell real estate.

     B. In general, to carry on any lawful business or trade whatsoever in connection with the foregoing which is calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its properties, and to exercise all powers granted to a corporation formed under the Washington Business Corporation Act, RCW Chapter 23B, or any amended version of that Act or any successor Acts.

                                     ARTICLE VIII
                                    CAPITAL STOCK

     The corporation shall have authority to issue One Million (1,000,000) shares of common stock. The shares of common stock shall have no par value. No other class or shares of stock in this corporation are authorized.


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                                     ARTICLE IX
                                 NO PREEMPTIVE RIGHTS

     Except as may otherwise be provided by the Board of Directors, shareholders of the corporation shall not be entitled to preemptive rights to subscribe for or purchase any part of new or additional issues of shares of stock or securities convertible into shares of stock of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of distributions, or otherwise.
                                      ARTICLE X
                                 NO CUMULATIVE VOTING

     There shall be no cumulative voting of the shares in this corporation.

                                      ARTICLE XI
               SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

     To be adopted by the shareholders, (1) an amendment of the Articles of Incorporation; (2) a plan of merger or share exchange; (3) a sale, lease, exchange, or other disposition of all, or substantially all, of the corporation's assets, other than in the usual and regular course of business; or
(4) a dissolution of the corporation, must be approved by each voting group of shareholders entitled to vote thereon by a two-thirds of all the votes entitled to be cast by that voting group.

                                     ARTICLE XII
                          LIMITATION OF DIRECTORS' LIABILITY

     The personal liability of a director or the directors to the corporation or its shareholders for monetary damages is hereby eliminated for any conduct as a director except acts or omissions that involve intentional misconduct or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, or for any transaction from which a director will personally receive a benefit in money, property, or services to which a director is not legally entitled.

     If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                     ARTICLE XIII
               TRANSACTIONS WITH DIRECTORS, OFFICERS, AND SHAREHOLDERS

     The corporation hereby expressly elects not to be covered by the provisions of the Washington Business Corporation Act, RCW 23B.17.020, limiting the counting of votes of


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interested shareholders in certain transactions.  The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise, as freely as though such adverse interests did not exist, even though the vote, action, or presence of such director, officer, or shareholder may be necessary to obligate the corporation upon such contracts or transactions.

     In the absence of knowing fraud, no such contract or transaction shall be avoided and no such director, officer, or shareholder shall be held liable to account to the corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him or her through any such contract or transaction. In the case of directors and officers of the corporation (but not in the case of shareholders who are not directors or officers), the nature of the interest of such director or officer, though not necessarily the details or extent thereof, shall be disclosed or made known to the Board of Directors of the corporation at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director or officer of the corporation is interested in any corporation, association, firm, or entity shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm, or entity.

                                     ARTICLE XIV
                                     INCORPORATOR

     The name and mailing address of the incorporator is as follows:

          Name:               Address:
          ----                --------

          Jack G. Orr         3019 Narrows Place
                              Tacoma, WA 98407

                                      ARTICLE XV
                             REGISTERED OFFICE AND AGENT

     The address of the registered office of the corporation and the name of the registered agent of the corporation at that address are as follows:

          Name:               Address:
          ----                --------

          Jack G. Orr         3019 Narrows Place
                              Tacoma, WA 98407


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                                     ARTICLE XVI
                                      DIRECTORS

     The number, qualifications, terms of office, manner of election, time and place of meetings, and powers and duties of the directors shall be prescribed in the Bylaws, but the number of original directors shall be three (3), and they shall serve until the first meeting of the shareholders and until their successors are elected and qualified, and their names and post office addresses are as follows:

          Name:               Address:
          ----                --------

          John Odegard         923 Powell Avenue SW, Suite 108
                               Renton, WA 98057

          Mark Speno           923 Powell Avenue SW, Suite 108
                               Renton, WA 98057

          Gregory B. Elderkin  923 Powell Avenue SW, Suite 108
                               Renton, WA 98057

                                     ARTICLE XVII
                                        BYLAWS

     Both the shareholders of the corporation, by a majority vote of qualified shares issued and outstanding, and the Board of Directors, by vote of a majority of the whole Board, shall each have the power to adopt, make, amend, alter or repeal the Bylaws of the corporation; but any Bylaw adopted by the Board may be amended or repealed by the shareholders.

                                    ARTICLE XVIII
                               REVISION OF THE ARTICLES

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred in these Articles of Incorporation on shareholders and directors are subject to this reserved power.


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     IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming a corporation pursuant to the Washington Business Corporation Act, does make these Articles and has affixed his signature below on this 1st day of September, 1998.



                                   /s/ Jack G. Orr
                                   ----------------------------------
                                   Jack G. Orr, Incorporator


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                         CONSENT TO SERVE AS REGISTERED AGENT

     I, Jack G. Orr, do hereby consent to serve as registered agent in the State of Washington for SFG MORTGAGE AND INVESTMENT COMPANY, INC. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation, to forward all mail to the corporation, and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.

     DATED this 1ST day of September, 1998.



                                        /s/ Jack G. Orr
                                        ---------------------------
                                        Jack G. Orr


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